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                                                                  EXHIBIT (e)(1)


                               MARKET STREET FUND
                             DISTRIBUTION AGREEMENT

         THIS DISTRIBUTION AGREEMENT (the "Agreement"), made as of the close of business on ___________, 2002, by and between MARKET STREET FUND, a Delaware business trust (the "Fund"), and 1717 CAPITAL MANAGEMENT COMPANY, a Pennsylvania corporation ("1717" or the "Distributor").

         WHEREAS, the Fund is an open-end, diversified management investment company and is so registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Distributor is registered as a broker-dealer under the Securities and Exchange Act of 1934, as amended (the "1934 Act"), is a member of the National Association of Securities Dealers, Inc. ("NASD"), and is a wholly-owned, indirect subsidiary of Provident Mutual Life Insurance Company ("Provident Mutual"), a Pennsylvania mutual life insurance company; and

         WHEREAS, the Fund previously had retained 1717 as the Fund's distributor to provide for the sale and distribution of shares of beneficial interest ("shares") of each series, and any class or classes thereof, of the Fund's investment portfolios (individually, a "Portfolio," and, collectively, the "Portfolios"), pursuant to an agreement between the Fund and 1717, dated January 26, 2001 (hereinafter, the "Previous Agreement"); and

         WHEREAS, the change in control over Provident Mutual, as of ________, 2002, as a result of the ___________, 2002 "sponsored demutualization" and acquisition of Provident Mutual by Nationwide Financial Services, Inc., also resulted in the automatic and immediate change in control over 1717, and, accordingly, also resulted in the "assignment" (as that term is defined at Section 2(a)(4) of the 1940 Act) of the Previous Agreement, pursuant to which assignment the Previous Agreement automatically and immediately terminated; and

         WHEREAS, the Fund desires to continue to retain the Distributor as the Fund's distributor to provide for the sale and distribution of the shares of the Fund's Portfolios, as listed on the Appendix to this Agreement (as, from time to time, may be supplemented or amended), and the Distributor is and remains willing to continue to render these services.

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth and intending to be legally bound, the parties hereto agree as follows:

1. APPOINTMENT OF DISTRIBUTOR. The Fund hereby appoints the Distributor as distributor of each Portfolio, and any class thereof, on the terms and for the period set forth in this Agreement. The Distributor hereby accepts this appointment and agrees to render the services and duties set forth in Section 3 below. In the event that the Fund establishes any classes of the Portfolios listed on the Appendix, or additional investment portfolios other than the Portfolios listed on the Appendix, with respect to which the Fund desires to retain the Distributor to act as distributor hereunder, the Fund shall notify the Distributor, whereupon the Appendix shall be supplemented or amended and that class or portfolio shall become a Class or Portfolio hereunder, subject to the
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provisions of this Agreement to the same extent as the Portfolios (except to the extent that said provisions may be modified in writing by the Fund and Distributor at the time).

2. DELIVERY OF DOCUMENTS. The Fund has furnished the Distributor with copies of each of the following documents and shall deliver to the Distributor any future amendments and supplements:

         a. The Fund's Declaration of Trust, pursuant to a Certificate of Trust filed with the Secretary of State of the State of Delaware on October 30, 2000, as that Declaration of Trust may be amended from time to time (the "Declaration of Trust");

         b.       The Fund's Bylaws, as amended and supplemented ("Bylaws");

         c. Resolutions of the Fund's Board of Trustees (the "Board") authorizing the execution and delivery of this Agreement;

         d. The Fund's most recent amendment to its Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act on Form N-1A as filed with the Securities and Exchange Commission (the "Commission") on January 26, 2001, relating to the Fund's Portfolios (the Registration Statement, as presently in effect and as amended or supplemented from time to time, is herein called the "Registration Statement");

         e. The Fund's most recent prospectus(es) and statement of additional information and all amendments and supplements thereto (these prospectus(es) and statement of additional information and any supplements thereto, as presently in effect and as from time to time amended and supplemented, are herein called the "Prospectus"); and

         f. The Fund's service plan and related distribution and servicing agreement and form of broker-dealer agreement, when and if approved; and

         g. The Fund's participation agreements with certain insurance companies that on behalf of the insurance company, and on behalf of each separate account of the company, invest in certain Portfolios (the "Dedicated Portfolios") which act as investment vehicles for separate accounts established for variable life insurance policies and variable annuity contracts offered by the insurance companies that have entered into participation agreements with the Fund, including Nationwide Life Insurance Company of America (formerly, "Provident Mutual Life Insurance Company"), Nationwide Life and Annuity Company of America (formerly, "Providentmutual Life and Annuity Company of America"), and other insurance companies as may from time to time enter into

                                      -2-
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                  participation agreements with the Fund and the Distributor
                  (collectively, these agreements are referred to as the "Participation Agreements").

3. SERVICES AND DUTIES. The Distributor covenants the following with respect to the Distributor's services and duties:

         a. The Distributor agrees to sell, as agent, from time to time during the term of this Agreement, shares upon the terms and at the current offering price as described in the Prospectus. The Distributor shall act in accordance with the Participation Agreements when selling shares of the Dedicated Portfolios, and the Distributor shall act only in the Distributor's own behalf as principal in making agreements with selected dealers, if any, with respect to Portfolios that are not Dedicated Portfolios (hereafter referred to as the "Retail Portfolios"). No broker-dealer or other person that enters into a selling, servicing, or participation agreement with the Distributor shall be authorized to act as agent for the Fund or the Fund's Portfolios in connection with the offering or sale of shares to the public or otherwise, except as provided in that selling, servicing, or participation agreement. The Distributor shall use the Distributor's best efforts to sell shares of each Portfolio, or class thereof, but the Distributor shall not be obligated to sell any certain number of shares.

         b. The Distributor shall prepare or review, provide advice with respect to, and file with the federal and state agencies or other organization as required by federal, state, and other applicable laws and regulations, all sales literature (advertisements, brochures, and shareholder communications) for each of the Portfolios and any class of shares thereof.

         c. In performing all of the Distributor's services and duties as distributor, the Distributor shall act in conformity with the Declaration of Trust, Bylaws, Prospectuses, and resolutions and other instructions of the Fund's Board and shall comply with the requirements of the 1933 Act, the 1934 Act, the 1940 Act and all other applicable federal or state law and the rules and regulations of the NASD.

         d. The Distributor shall bear the cost of (i) printing and distributing any Prospectus (including any supplement thereto) to investors who are not shareholders, and (ii) preparing, printing, and distributing any literature, advertisement or material that is primarily intended to result in the sale of shares; provided, however, that the Distributor shall not be obligated to bear the expenses incurred by the Fund in connection with the preparation and printing of any amendment to any Registration Statement or Prospectus necessary for the continued effective registration of the shares under the 1933 Act and state securities laws and the distribution of any such document to existing shareholders of the Fund's Portfolios.

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         e.       The Fund shall have the right to suspend the sale of shares at any time in response to conditions in the securities markets or otherwise, as may be determined by the Fund's Board, and to suspend the redemption of shares of any Portfolio, or class thereof, at any time permitted by the 1940 Act or the rules and regulations of the Commission ("Rules").

         f. The Fund reserves the right to reject any order for shares but shall not do so arbitrarily or without reasonable cause.

4. FORFEITURE OF ANY SALES CHARGES UNDER CERTAIN CIRCUMSTANCES. If any Fund shares subject to any sales charges are sold by the Distributor under the terms of this Agreement are later redeemed or repurchased by the Fund or by the Distributor as agent or tendered for redemption within seven (7) business days after the date of confirmation of the original purchase of these shares, the Distributor shall forfeit the amount above the net asset value received by the Distributor in respect of these shares; provided, that the portion, if any, of this amount re-allowed by the Distributor to broker-dealers or other persons shall be repayable to the Fund only to the extent recovered by the Distributor from the broker-dealer or other person concerned. The Distributor shall include in the form of agreement with these broker-dealers and other persons a corresponding provision for the forfeiture by these broker-dealers and other persons of the concession by these broker-dealers and other persons with respect to shares sold by these broker-dealers and other persons or their principals and redeemed or repurchased by the Fund or by the Distributor as agent (or tendered for redemption) within seven (7) business days after the date of confirmation of these initial purchases.

5. LIMITATIONS OF LIABILITY. The Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith, or gross negligence on the part of the Distributor in the performance of the Distributor's duties or from reckless disregard by the Distributor of any obligations and duties under this Agreement.

6. PROPRIETARY AND CONFIDENTIAL INFORMATION. The Distributor agrees on behalf of itself and the Distributor's employees to treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund and the Fund's Portfolios and prior, present, or potential shareholders, and not to use these records and information for any purpose other than performance of the Distributor's responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where the Distributor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.

7. INDEMNIFICATION.

         a. The Fund represents, warrants, and covenants to the Distributor that the Registration Statement contains, and that the Prospectus at all times shall contain, all statements required by the 1933 Act and the Rules of the Commission, shall in all material respects conform to the applicable

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                  requirements of the 1933 Act and the Rules thereunder and
                  shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty in this Section 7 shall apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Fund by or on behalf of the Distributor or the Fund's administrator (presently, and as of _________, 2002, Gartmore SA Capital Trust) or the Fund's fund accountant (presently, and as of _________, 2002, BISYS Fund Services Ohio, Inc.) expressly for use in the Registration Statement or Prospectuses.

         b. The Fund, on behalf of each Portfolio, agrees that the Fund or a Portfolio, as the case may be, shall indemnify, defend, and hold harmless the Distributor, the Distributor's directors and officers, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, from and against any losses, claims, damages, or liabilities, joint or several, to which the Distributor, the Distributor's directors and officers, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectuses, or in any application or other document executed by or on behalf of the Fund with respect to that Portfolio or are based upon information furnished by or on behalf of the Fund with respect to that Portfolio filed in any state in order to qualify the shares under the securities or blue sky laws thereof ("Blue Sky application") or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Distributor, the Distributor's directors and officers, and any person who controls the Distributor within the meaning of
                  Section 15 of the 1933 Act, for any legal or other expenses reasonably incurred by the Distributor, the Distributor's directors and officers, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Fund shall not be liable in any case to the extent that any loss, claim, damage, or liability arises out of, or is based upon, any untrue statement, alleged untrue statement, or omission or alleged omission made in the Registration Statement, the Prospectus, or any Blue Sky application with respect to a Portfolio in reliance upon and in conformity with written information furnished to the Fund by or on behalf of the Distributor or either the Fund's administrator

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                  or fund accountant specifically for inclusion therein or
                  arising out of the failure of the Distributor to deliver a current Prospectus.

         c. The Fund on behalf of each Portfolio shall not indemnify any person pursuant to this Section 7 unless the court or other body before which the proceeding was brought has rendered a final decision on the merits that this person was not liable by reason of his or her willful misfeasance, bad faith, or gross negligence in the performance of his or her duties, or his or her reckless disregard of any obligations and duties, under this Agreement ("disabling conduct") or, in the absence of such a decision, a reasonable determination (based upon a review of the facts) that this person was not liable by reason of disabling conduct has been made (i) by the vote of a majority of a quorum of the trustees of the Fund who are neither "interested parties" (as defined in the 1940 Act) nor parties to the proceeding or (ii) by independent legal counsel in a written opinion.

         d. The Distributor shall indemnify and hold harmless the Fund and each of the Fund's Portfolios and the Fund's several trustees and officers, and any person who controls the Fund within the meaning of Section 15 of the 1933 Act, from and against any losses, claims, damages, or liabilities, joint or several, to which any of these persons may become subject under the 1933 Act or otherwise, insofar as these losses, claims, damages, or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, or any Blue Sky application, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement or omission was made in reliance upon and in conformity with information furnished in writing to the Fund or any of the Fund's several trustees and officers by or on behalf of the Distributor or the Fund's administrator or fund accountant specifically for inclusion therein, and shall reimburse the Fund and the Fund's several trustees and officers and these controlling persons for any legal or other expenses reasonably incurred by any of these persons investigating, defending or preparing to defend any such action, proceeding, or claim.

         e. The obligations of each Portfolio under this Section 7 shall be the several (and not the joint or joint and several) obligation of each Portfolio.

8. DURATION AND TERMINATION. This Agreement shall become effective upon its execution as of the date first written above and, unless sooner terminated as provided herein, shall continue for not more than two (2) years after that date. Thereafter, if not terminated, this Agreement shall continue automatically for successive terms of one year, provided, that the continuance is specifically approved at least annually (a) by a vote of a majority of those members of the Fund's Board who are not parties to this Agreement or "interested persons" of any such party, cast in

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person at a meeting called for the purpose of voting on such approval, and (b)
by the Fund's Board or by vote of a "majority of the outstanding voting securities" of the Fund; provided, however, that this Agreement may be terminated by the Fund at any time, without the payment of any penalty, by vote of a majority of the entire Board or by a vote of a "majority of the outstanding voting securities" of the Fund on sixty- (60-) days' written notice to the Distributor, or by the Distributor at any time, without the payment of any penalty, on ninety- (90-) days' written notice to the Fund. This Agreement shall automatically and immediately terminate in the event of its "assignment." (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons," and "assignment" shall have the same meanings as such terms have in the 1940 Act.)

9. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

10. NOTICES. Notices of any kind to be given to the Fund hereunder by the Distributor shall be in writing and shall be duly given if mailed or delivered to the Fund at 1000 Chesterbrook Blvd, Berwyn, Pennsylvania 19312-1181;
Attention: President, or at any other address or to any other individual as shall be so specified by the Fund to the Distributor. Notices of any kind to be given to the Distributor hereunder by the Fund shall be in writing and shall be duly given if mailed or delivered to 1717 Capital Management Company, 1000 Chesterbrook Blvd, Berwyn, Pennsylvania 19312-1181; Attention: President, or at any other address or to any other individual as shall be so specified by the Distributor to the Fund.

11. MISCELLANEOUS.

         a. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect the construction or effect of any of the provisions hereof. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

         b. The names "Market Street Fund" and "Board" or Trustees" of "Market Street Fund" refer specifically to the trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust, dated October 29, 2000, which is hereby referred to and a copy of the Certificate of Trust is on file at the office of the Delaware Secretary of State, and each of which are available at the principal office of the Fund. The obligations of "Market Street Fund" entered into in the name or on behalf thereof by any of the trustees, officers, representatives, or agents are not made individually, but in such capacities, and are not binding upon any of the trustees, officers, shareholders, representatives, or agents of the Fund personally, but bind only the Trust or Portfolio property, as the case may be (as defined in the

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                  Declaration of Trust), and all persons dealing with the Fund or any Portfolio, or class thereof, must look solely to the Trust property belonging to such Portfolio or class for the enforcement of any claims against the Fund or that Portfolio or class.

12. COUNTERPARTS. This Agreement may be executed in counterparts, all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

     ATTEST:                              MARKET STREET FUND


     By: _________________________        By: ______________________
         Name:                                Name:
         Title:                               Title:



     ATTEST:                              1717 CAPITAL MANAGEMENT
                                               COMPANY

     By: _________________________        By: _____________________
         Name:                                Name:
         Title:                               Title:

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                                    APPENDIX
                                     to the
                             DISTRIBUTION AGREEMENT

                                     between

                               MARKET STREET FUND
                                       and
                         1717 CAPITAL MANAGEMENT COMPANY

Dedicated Portfolios

All Pro Broad Equity Portfolio

All Pro Large Cap Growth Portfolio

All Pro Large Cap Value Portfolio

All Pro Small Cap Growth Portfolio

All Pro Small Cap Value Portfolio

Equity 500 Index Portfolio

International Portfolio

Mid Cap Growth Portfolio

Balanced Portfolio

Bond Portfolio

Money Market Portfolio

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